Sprott Funds Trust 485BPOS

Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm in this Registration Statement on Form N-1A of North Shore Global Uranium Mining ETF, a series of Exchange Traded Concepts Trust, under the heading “Financial Highlights” in the Prospectus.

COHEN & COMPANY, LTD.

Cleveland, Ohio

December 29, 2022